Exhibit 99.2

SurveyMonkey Announces Second Quarter 2019 Financial Results

SAN MATEO, Calif.—August 1, 2019 (GLOBE NEWSWIRE)— SurveyMonkey Inc. (“SurveyMonkey”), a leading global survey software company, announced today that its parent company, SVMK Inc. (Nasdaq: SVMK, and collectively with SurveyMonkey referred to as “SVMK”, “we” or “us”), reported second quarter 2019 financial results for the period ended June 30, 2019, and posted a shareholder letter with complete second quarter 2019 financial results and management commentary on its investor relations website at investor.surveymonkey.com.

Q2 2019 Key Results

•	Revenue was $75.1 million for 20% year-over-year growth.

•

Paying users totaled 692,455 compared to 616,111 in Q2 2018, for 12% year-over-year growth, and up 21,593 paying users from Q1 2019, for 3% quarter-over-quarter growth. Approximately 80% of our paying users were on annual plans, up from 75% in Q2 2018 and 78% in Q1 2019.

•	Average revenue per user was $442 compared to $410 in Q2 2018, for 8% year-over-year growth, and up from $423 in Q1 2019, for 4% quarter-over-quarter growth.

•

Enterprise sales revenue was approximately 20% of total revenue, up from approximately 11% in Q2  2018 and 16% in Q1 2019. We ended the quarter with 4,777 enterprise sales customers, up from 2,990 in Q2 2018, for 60% year-over-year growth, and an increase of 868 customers from Q1 2019. This includes a one-time increase of approximately 400 net new enterprise sales customers following the closing of the Usabilla acquisition.

•	GAAP operating margin was (21%) and non-GAAP operating margin was 2%.

•	GAAP net loss was ($18.5) million and Adjusted EBITDA was $10.3 million.

•	GAAP basic and diluted net loss per share was ($0.14). Non-GAAP basic and diluted net loss per share was ($0.01).

•	Net cash provided by operating activities was $13.9 million, free cash flow was $9.8 million, and unlevered free cash flow was $13.3 million, for 19%, 13%, and 18% margin, respectively.

•	Cash and cash equivalents was $154.5 million and total debt was $216.5 million for net debt of $62.0 million.

“With revenue growing 20% year-over-year, our Q2 financial results demonstrate that we continue to execute well against our key growth strategies -- selling our enterprise-grade solutions directly to organizations, driving adoption of our collaborative self-serve Teams plans, and expanding our international footprint,” said Zander Lurie, chief executive officer at SurveyMonkey. “Our second quarter results include several key highlights: enterprise sales revenue grew 110% year-over-year; our overall paying user base is now 80% annual; and we opened our cloud-based European data center to accelerate our global expansion. We are entering the second half of this year with incredible momentum and we’re more confident than ever about the opportunity ahead.”

Financial Outlook

Q3 2019
Revenue	$77 million - $78 million	18% - 20% YoY growth
Non-GAAP operating margin	Approximately breakeven

FY 2019
Revenue	$302 million - $306 million	19% - 20% YoY growth
Non-GAAP operating margin	Approximately breakeven
Unlevered free cash flow	$50 million - $53 million	17% margin

Building on the strong performance in the first half of 2019, we’re increasing our revenue guidance for the full year 2019. Our growth investments continue to yield strong results. We are continuing to invest in efforts that drive enterprise sales, fuel growth in our self-serve channel, and expand our international business.

We will host a conference call today to discuss our Q2 2019 business and financial results. This call is scheduled to begin at 2:00 pm PT / 5:00 pm ET and can be accessed by dialing (866) 417-2046 or (409) 217-8231. To listen to a live audio webcast, please visit SurveyMonkey’s Investor Relations website at investor.surveymonkey.com. A replay of the audio webcast will be available on the same website following the call. A telephonic replay will be available through August 8, 2019 by dialing (855) 859-2056 or (404) 537-3406 and entering passcode 2160748#.

Upcoming Events

Management will be presenting at the 2019 Raymond James SMID Cap Growth Conference in Chicago, IL on Wednesday, August 21, 2019.

About SurveyMonkey

SurveyMonkey is a leading global survey software company on a mission to power the curious. The company’s People Powered Data platform empowers over 17 million active users to measure and understand feedback from employees, customers, website and app users, and the market. SurveyMonkey’s products, enterprise solutions and integrations enable 335,000+ organizations to solve daily challenges, from delivering better customer experiences to increasing employee retention. With SurveyMonkey, organizations around the world can transform feedback into business intelligence that drives growth and innovation.

Investor Relations Contact:

Karim Damji

investors@surveymonkey.com

Media Contact:

Lara Sasken

lsasken@surveymonkey.com

Source: SurveyMonkey Inc.

SVMK INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited) (1)

(in thousands)	June 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$154,546	$153,807
Accounts receivable, net of allowance	11,102	7,336
Deferred commissions, current	2,636	1,981
Prepaid expenses and other current assets	9,772	7,081
Total current assets	178,056	170,205
Property and equipment, net	42,526	117,718
Operating lease right-of-use assets	61,478	—
Capitalized internal-use software, net	34,445	33,280
Acquisition intangible assets, net	21,456	9,324
Goodwill	409,772	336,861
Deferred commissions, non-current	4,823	3,317
Other assets	8,607	8,643
Total assets	$761,163	$679,348
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,037	$2,804
Accrued expenses and other current liabilities	11,833	9,692
Accrued compensation	15,066	20,070
Deferred revenue	124,334	101,236
Operating lease liabilities, current	6,910	—
Debt, current	1,900	1,900
Total current liabilities	163,080	135,702
Deferred tax liabilities	6,181	4,246
Debt, non-current	214,565	215,515
Financing obligation on leased facility	—	92,009
Operating lease liabilities, non-current	82,763	—
Other non-current liabilities	5,045	12,493
Total liabilities	471,634	459,965
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	1	1
Additional paid-in capital	654,857	551,937
Accumulated other comprehensive income (loss)	501	(287)
Accumulated deficit	(365,830)	(332,268)
Total stockholders’ equity	289,529	219,383
Total liabilities and stockholders’ equity	$761,163	$679,348

(1)	The Company adopted ASC 842 as of January 1, 2019 on a prospective basis. Amounts presented as of June 30, 2019 are under ASC 842 and amounts presented as of December 31, 2018 are under ASC 840.

SVMK INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited) (1)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2019	2018	2019	2018
Revenue	$75,139	$62,696	$143,780	$121,187
Cost of revenue(2)(3)	19,047	17,691	36,577	35,754
Gross profit	56,092	45,005	107,203	85,433
Operating expenses:
Research and development(2)	22,407	16,292	43,213	34,232
Sales and marketing (2)(3)	29,689	19,879	55,739	37,300
General and administrative(2)	19,746	13,400	40,302	26,418
Restructuring	—	28	(66)	33
Total operating expenses	71,842	49,599	139,188	97,983
Loss from operations	(15,750)	(4,594)	(31,985)	(12,550)
Interest expense	3,647	7,591	7,306	14,685
Other non-operating income (expense), net	575	(282)	2,554	351
Loss before income taxes	(18,822)	(12,467)	(36,737)	(26,884)
Provision for (benefit from) income taxes	(344)	(4)	(482)	296
Net loss	$(18,478)	$(12,463)	$(36,255)	$(27,180)
Net loss per share, basic and diluted	$(0.14)	$(0.12)	$(0.28)	$(0.27)
Weighted-average shares used in computing basic and diluted net loss per share	131,099	101,623	128,943	101,419

(1)

The Company adopted ASC 842 as of January 1, 2019 on a prospective basis.  Amounts presented for the three and six months ended June 30, 2019 are under ASC 842 and amounts presented for the three and six months ended June 30, 2018 are under ASC 840.

(2)	Includes stock-based compensation, net of amounts capitalized as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2019	2018	2019	2018
Cost of revenue	$991	$646	$2,087	$1,304
Research and development	5,629	2,966	10,395	6,413
Sales and marketing	3,016	1,147	5,796	1,915
General and administrative	5,518	3,993	11,987	7,660
Stock-based compensation, net of amounts capitalized	$15,154	$8,752	$30,265	$17,292

(3)	Includes amortization of acquisition intangible assets as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2019	2018	2019	2018
Cost of revenue	$1,403	$488	$1,891	$976
Sales and marketing	766	604	1,303	1,208
Amortization of acquisition intangible assets	$2,169	$1,092	$3,194	$2,184

SVMK INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Six Months Ended June 30,
(in thousands)	2019	2018
Cash flows from operating activities
Net loss	$(36,255)	$(27,180)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	20,545	23,652
Non-cash leases expense	6,059	—
Stock-based compensation expense, net of amounts capitalized	30,265	17,292
Amortization of debt discount and issuance costs	150	484
Deferred income taxes	(415)	295
Gain on sale of a private company investment	(1,001)	(999)
Other	51	176
Changes in assets and liabilities:
Accounts receivable	(1,830)	(814)
Prepaid expenses and other assets	(3,387)	(3,753)
Accounts payable and accrued liabilities	1,996	2,624
Accrued interest on financing lease obligation, net of payments	—	(703)
Accrued compensation	(6,311)	(3,554)
Deferred revenue	18,576	14,511
Operating lease liabilities	(6,731)	—
Net cash provided by operating activities	21,712	22,031
Cash flows from investing activities
Acquisition, net of cash acquired	(53,138)	—
Purchases of property and equipment	(1,335)	(4,809)
Capitalized internal-use software	(6,527)	(5,467)
Proceeds from sale of a private company investment	1,001	999
Net cash used in investing activities	(59,999)	(9,277)
Cash flows from financing activities
Proceeds from stock option exercises	37,593	178
Proceeds from employee stock purchase plan	2,662	—
Employee payroll taxes paid for net share settlement of restricted stock units	—	(3,218)
Repayment of debt	(1,100)	(1,500)
Net cash provided by (used in) financing activities	39,155	(4,540)
Effect of exchange rate changes on cash	(55)	—
Net increase in cash, cash equivalents and restricted cash	813	8,214
Cash, cash equivalents and restricted cash at beginning of period	154,371	35,345
Cash, cash equivalents and restricted cash at end of period	$155,184	$43,559
Supplemental cash flow data:
Interest paid for term debt	$6,913	$10,813
Interest paid for financing obligation on leased facility	$—	$4,076
Cash paid for operating leases	$6,731	$—
Income taxes paid	$676	$50
Non-cash investing and financing transactions:
Fair value of common stock issued as acquisition consideration	$30,092	$—
Stock compensation included in capitalized software costs	$2,031	$756
Accrued unpaid capital expenditures	$321	$2,098
Lease liabilities arising from obtaining right-of-use assets	$2,477	$—
Derecognized financing obligation related to building due to adoption of ASC 842	$92,009	$—
Derecognized building due to adoption of ASC 842	$71,781	$—

SVMK INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)(2)

Reconciliation of GAAP to Non-GAAP (Loss) Income from Operations

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages)	2019	2018	2019	2018
GAAP Loss from operations	$(15,750)	$(4,594)	$(31,985)	$(12,550)
GAAP Operating margin	(21)%	(7)%	(22)%	(10)%
Stock-based compensation, net	15,154	8,752	30,265	17,292
Amortization of acquisition intangible assets	2,169	1,092	3,194	2,184
Restructuring	—	28	(66)	33
Non-GAAP Income from operations	$1,573	$5,278	$1,408	$6,959
Non-GAAP Operating margin	2%	8%	1%	6%

Reconciliation of GAAP to Non-GAAP Loss and Loss per diluted share

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2019	2018	2019	2018
GAAP Net loss	$(18,478)	$(12,463)	$(36,255)	$(27,180)
GAAP Net loss per diluted share	$(0.14)	$(0.12)	$(0.28)	$(0.27)
Weighted-average shares used to compute GAAP net loss per diluted share	131,099	101,623	128,943	101,419

Stock-based compensation, net	15,154	8,752	30,265	17,292
Amortization of acquisition intangible assets	2,169	1,092	3,194	2,184
Restructuring	—	28	(66)	33
Gain on sale of a private company investment	—	—	(1,001)	(999)
Income tax effect on Non-GAAP adjustments(3)	94	139	188	278

Non-GAAP Net loss	$(1,061)	$(2,452)	$(3,675)	$(8,392)
Non-GAAP Net loss per diluted share	$(0.01)	$(0.02)	$(0.03)	$(0.08)
Weighted-average shares used to compute Non-GAAP net loss per diluted share	131,099	101,623	128,943	101,419

(1)	Please see Appendix A for explanation of non-GAAP measures used.
(2)

The Company adopted ASC 842 as of January 1, 2019 on a prospective basis.  Amounts presented for the three and six months ended June 30, 2019 are under ASC 842 and amounts presented for the three and six months ended June 30, 2018 are under ASC 840.

(3)

Due to the full valuation allowance on our US deferred tax assets, there were no tax effects associated with the Non-GAAP adjustments for stock-based compensation, net, restructuring, and gain on sale of a private company investment. Non-GAAP adjustments pertain to deferred tax expense related to amortization of acquisition intangible assets.

SVMK INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)(2)

Calculation of Free Cash Flow and Unlevered Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2019	2018	2019	2018
Net cash provided by operating activities	$13,909	$16,268	$21,712	$22,031
Purchases of property and equipment	(754)	(3,929)	(1,335)	(4,809)
Capitalized internal-use software	(3,377)	(2,827)	(6,527)	(5,467)
Free cash flow	$9,778	$9,512	$13,850	$11,755
Interest paid for term debt	3,490	5,687	6,913	10,813
Unlevered free cash flow	$13,268	$15,199	$20,763	$22,568

Calculation of Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2019	2018	2019	2018
Net loss	$(18,478)	$(12,463)	$(36,255)	$(27,180)
Provision for (benefit from) income taxes	(344)	(4)	(482)	296
Other non-operating (income) expenses, net	(575)	282	(2,554)	(351)
Interest expense	3,647	7,591	7,306	14,685
Depreciation and amortization	10,890	11,673	20,545	23,652
Stock-based compensation, net	15,154	8,752	30,265	17,292
Restructuring	—	28	(66)	33
Adjusted EBITDA	$10,294	$15,859	$18,759	$28,427

(1)	Please see Appendix A for explanation of non-GAAP measures used.
(2)

The Company adopted ASC 842 as of January 1, 2019 on a prospective basis.  Amounts presented for the three and six months ended June 30, 2019 are under ASC 842 and amounts presented for the three and six months ended June 30, 2018 are under ASC 840.

SVMK INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)(2)

Supplemental GAAP and Non-GAAP Information

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages)	2019	2018	2019	2018
GAAP Gross profit	$56,092	$45,005	$107,203	$85,433
GAAP Gross margin	75%	72%	75%	70%
Stock-based compensation, net	991	646	2,087	1,304
Amortization of acquisition intangible assets	1,403	488	1,891	976
Non-GAAP Gross profit	$58,486	$46,139	$111,181	$87,713
Non-GAAP Gross margin	78%	74%	77%	72%

GAAP Research and development	$22,407	$16,292	$43,213	$34,232
GAAP Research and development margin	30%	26%	30%	28%
Stock-based compensation, net	5,629	2,966	10,395	6,413
Non-GAAP Research and development	$16,778	$13,326	$32,818	$27,819
Non-GAAP Research and development margin	22%	21%	23%	23%

GAAP Sales and marketing	$29,689	$19,879	$55,739	$37,300
GAAP Sales and marketing margin	40%	32%	39%	31%
Stock-based compensation, net	3,016	1,147	5,796	1,915
Amortization of acquisition intangible assets	766	604	1,303	1,208
Non-GAAP Sales and marketing	$25,907	$18,128	$48,640	$34,177
Non-GAAP Sales and marketing margin	34%	29%	34%	28%

GAAP General and administrative	$19,746	$13,400	$40,302	$26,418
GAAP General and administrative margin	26%	21%	28%	22%
Stock-based compensation, net	5,518	3,993	11,987	7,660
Non-GAAP General and administrative	$14,228	$9,407	$28,315	$18,758
Non-GAAP General and administrative margin	19%	15%	20%	15%

(1)	Please see Appendix A for explanation of non-GAAP measures used.
(2)

The Company adopted ASC 842 as of January 1, 2019 on a prospective basis.  Amounts presented for the three and six months ended June 30, 2019 are under ASC 842 and amounts presented for the three and six months ended June 30, 2018 are under ASC 840.

APPENDIX A

SVMK INC.

EXPLANATION OF NON-GAAP MEASURES

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP (“GAAP”), we use the following Non-GAAP financial measures: Non-GAAP income from operations, Non-GAAP operating margin, Non-GAAP net loss, Non-GAAP net loss per share, Non-GAAP gross profit, Non-GAAP gross margin, Non-GAAP research and development, Non-GAAP research and development margin, Non-GAAP sales and marketing, Non-GAAP sales and marketing margin,  Non-GAAP general and administrative, Non-GAAP general and administrative margin, adjusted EBITDA, free cash flow and unlevered free cash flow. Our definition for each Non-GAAP measure used is provided below, however a limitation of Non-GAAP financial measures are that they do not have uniform definitions. Accordingly, our definitions for Non-GAAP measures used will likely differ from similarly titled Non-GAAP measures used by other companies thereby limiting comparability.

With regards to the Non-GAAP guidance provided above, a reconciliation to the corresponding GAAP amounts are not provided as the quantification of certain items excluded from each respective Non-GAAP measure, which may be significant, cannot be reasonably calculated or predicted at this time without unreasonable efforts.  For example, the Non-GAAP adjustment for stock-based compensation expense, net, requires additional inputs such as number of shares granted and market price that are not currently ascertainable.

Non-GAAP income from operations, Non-GAAP operating margin: We define Non-GAAP income from operations as GAAP loss from operations excluding stock-based compensation, net, amortization of acquisition intangible assets and restructuring costs. Non-GAAP operating margin is defined as Non-GAAP income from operations divided by revenue.

Non-GAAP net loss, Non-GAAP net loss per share: We define Non-GAAP net loss as GAAP net loss less stock-based compensation, net, excluding amortization of intangible assets, restructuring costs, and gain on sale of a private company investment. Non-GAAP net loss per share is defined as Non-GAAP net loss divided by the weighted-average shares outstanding.

Non-GAAP gross profit, Non-GAAP gross margin: We define Non-GAAP gross profit as GAAP gross profit excluding stock-based compensation, net and amortization of intangible assets. Non-GAAP gross margin is defined as Non-GAAP gross profit divided by revenue.

Non-GAAP research and development, Non-GAAP research and development margin: We define Non-GAAP research and development as GAAP research and development excluding stock-based compensation, net. Non-GAAP research and development margin is defined as Non-GAAP research and development divided by revenue.

Non-GAAP sales and marketing, Non-GAAP sales and marketing margin: We define Non-GAAP sales and marketing as GAAP sales and marketing excluding stock-based compensation, net and amortization of intangible assets. Non-GAAP sales and marketing margin is defined as Non-GAAP sales and marketing divided by revenue.

Non-GAAP general and administrative, Non-GAAP general and administrative margin: We define Non-GAAP general and administrative as GAAP general and administrative excluding stock-based compensation, net. Non-GAAP general and administrative margin is defined as Non-GAAP general and administrative divided by revenue.

We use these Non-GAAP measures to compare and evaluate our operating results across periods in order to manage our business, for purposes of determining executive and senior management incentive compensation, and for budgeting and developing our strategic operating plans. We believe that these Non-GAAP measures provide useful information about our operating results, enhance the overall understanding of our past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by our management in evaluating our financial performance and for operational decision making, but they are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

We have excluded the effect of the following items from the aforementioned Non-GAAP measures because they are non-cash and/or are non-recurring in nature and because we believe that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. We further believe this measure is useful to investors in that it allows for greater transparency to certain line items in our financial statements and facilitates comparisons to historical operating results and comparisons to peer operating results. A description of the Non-GAAP adjustments for the above measures is as follows:

•

Stock-based compensation, net: We incur stock based-compensation expense on a GAAP basis resulting from equity awards granted to our employees. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

•

Amortization of intangible assets: We incur amortization expense on intangible assets on a GAAP basis resulting from prior acquisitions. Amortization of acquired intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of any acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of acquired intangible assets will recur in future periods.

•

Restructuring: Restructuring expenses consist of employee severance and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses. We expect that restructuring costs will generally diminish over time with respect to past acquisitions and/or strategic initiatives.  However, we may incur these expenses in future periods in connection with any new acquisitions and/or strategic initiatives.

•

Gain on sale of a private company investment: Gain on sale of a private company investment because it was recognized on a GAAP basis resulting from the sale of certain corporate assets. We expect that such transactions will be infrequent in occurrence and are therefore excluded from our Non-GAAP results as they do not otherwise relate to our core business operations.

For more information on the Non-GAAP financial measures, please see the “Reconciliation of GAAP to Non-GAAP Data” section of this press release. The accompanying tables provide details on the GAAP financial measures that are most directly comparable to the Non-GAAP financial measures and the related reconciliations between those financial measures.

Adjusted EBITDA: We define adjusted EBITDA as net loss excluding provision for (benefit from) income taxes, other non-operating expenses (income), net, interest expense, depreciation and amortization, stock-based compensation, net, and restructuring costs. We consider adjusted EBITDA to be an important measure because it helps illustrate underlying trends in our business that could otherwise be masked by the effect of the income or expenses that are not indicative of the core operating performance of our business that are excluded from adjusted EBITDA. Adjusted EBITDA has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures. Some of the limitations of adjusted EBITDA are that it excludes recurring expenses for interest payments, does not reflect the dilution that results from stock-based compensation, and does not reflect the cost to replace depreciated property and equipment. It may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure.

Free cash flow: We define free cash flow as GAAP net cash provided by operating activities less purchases of property and equipment, and capitalized internal-use software. We consider free cash flow to be an important measure because it measures our liquidity after deducting capital expenditures for purchases of property and equipment and capitalized software development costs, which we believe provides a more accurate view of our cash generation and cash available to grow our business. Our free cash flow included cash payments for interest on our long-term debt of $3.5 million and $6.9 million, for the three and six months ended June 30, 2019, respectively, and $5.7 million and $10.8 million for the three and six months ended June 30, 2018, respectively. We expect our free cash flow to increase as we reduce cash paid for interest on our long-term debt following the partial repayment of the outstanding indebtedness under our credit facilities of $101.3 million in the fourth quarter of 2018. We expect to generate positive free cash flow over the long term. Free cash flow has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by operating activities. Some of the limitations of free cash flow are that free cash flow does not reflect our future contractual commitments and may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure.

Unlevered free cash flow: Unlevered free cash flow is a liquidity measure used by management in evaluating the cash generated by our operations after purchases of property and equipment and capitalized internal-use software but prior to the impact of our capital structure. The usefulness of unlevered free cash flow as an analytical tool is limited because it excludes certain items which are settled in cash, does not represent residual cash flow available for discretionary expenses, does not reflect our future contractual commitments, and is calculated differently by other companies in our industry. Accordingly, it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by operating activities.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking statements about our products, including our investments in products, technology and other key strategic areas. The achievement of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any of these risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements the company makes.

The risks and uncertainties referred to above include - but are not limited to - risks related to our ability to retain and upgrade customers; our revenue growth rate; our brand; our marketing strategies; our self-serve business model; the length of our sales cycles; the growth and development of our salesforce; security measures; expectations regarding our ability to timely and effectively scale and adapt existing technology and network infrastructure to ensure that our products and services are accessible at all times; competition; our debt; revenue recognition; our ability to manage our growth; our culture and talent; our data centers;  privacy, security and data transfer concerns, as well as changes in regulations, which could impact our ability to serve our customers or curtail our monetization efforts; litigation and regulatory issues; expectations regarding the return on our strategic investments; execution of our plans and strategies, including with respect to mobile products and features and expansion into new areas and businesses; our international operations; intellectual property; the application of U.S. and international tax laws on our tax structure and any changes to such tax laws; acquisitions we have made or may make in the future; the price volatility of our common stock; and general economic conditions.

Further information on these and other factors that could affect our financial results is included in filings it makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the Form 10-Q that will be filed for the quarter ended June 30, 2019, which should be read in conjunction with these financial results. These documents are or will be available on the SEC Filings section of our Investor Relations website page at investor.surveymonkey.com. All information provided in this release and in the attachments is as of August 1, 2019, and we undertake no obligation to update this information.